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advice! Investment Services GmbH                              EXHIBIT 10.5
Schottenring 16
1010 Vienna, Austria




STRICTLY PRIVATE AND CONFIDENTIAL

The Pathways Group, Inc.
Attn: Carey F. Daly
President and CEO
1221 North Dutton Avenue
Santa Rosa, California 95401



                                                                  24 August 1999



Dear Sirs:

I. ENGAGEMENT

We are pleased to restate and confirm that Advice! Investment Services GmbH ("Advice!") will assist you and introduce you to investors, banks, syndicates or underwriters for the following transactions:

     - short term financing, which may be through the private placement of securities including the issuance of convertible securities, a bridge loan or any other form of financing in the short term or any combination thereof between the date hereof and the contemplated public offering (a "Short Term Transaction") which may include short term financing to be provided by Shoreline Pacific Institutional Finance ("Shoreline") (the "Shoreline Transaction"); and

     - public offerings of common stock of The Pathways Group, Inc. ("Pathways") (an "Offering" and together with the Short Term Transaction and the Shoreline Transaction, the "Transactions") (such arrangements in connection with the Transactions hereafter referred to as the "Engagement").



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The Transactions may occur in two or more tranches. You should note that Advice!
will not be responsible for providing you with or obtaining or reviewing on your behalf any accounting, tax, legal or other specialist advice, although we would be happy to discuss with you the implications of any such advice you receive.

The Engagement contemplates that as Advice!, we will perform the following tasks:

    - Identify, present and evaluate various options for raising up to, but not limited to USD 100 million in net proceeds to Pathways through the Transactions, which may occur in two or more tranches;
    - Assist Pathways in negotiating engagement letters with investors, banks, syndicates or underwriters;
    - Recommend an offering structure/stock exchange that will also provide you with exposure in both the capital and smart card markets;
    - Identify, present and recommend legal counsel as transaction counsel for the Transactions; and
    - Assist you in the co-ordination of your other advisors, including the investor, bank, syndicate, underwriter, lawyers and accountants, as necessary.

II. FEES AND EXPENSES

  a. You agree upon each closing of a Short Term Transaction, where Advice! has introduced you, directly or indirectly, to the investor, bank, syndicate or underwriter, out of the proceeds thereof:
      (i) to pay Advice! an aggregate commission in an amount equal to 9 % of the aggregate amount of gross proceeds raised from such Short Term Transaction. This amount shall include up to an amount that is 8% of the aggregate amount of gross proceeds raised for the fees paid in cash (i.e. not paid in warrants or other securities) due to the investor, bank, syndicate or underwriter upon each closing of a Short Term Transaction for the tasks performed by them, such tasks being defined in the engagement letter to be entered into between Pathways and such investor, bank, syndicate or underwriter; and
      (ii) to issue to Advice! or its nominee, upon each closing, the number of warrants, substantially in the form of the Warrant Certificate attached as Annex A hereto, equal to 9% of the aggregate amount of gross proceeds raised in such Short Term Transaction, with a strike price of the closing price of Pathways common stock as quoted on NASDAQ on the date prior to the respective closing date. This amount shall include the number of warrants due to be issued to an investor, bank, syndicate or underwriter upon closing for the tasks performed up to an amount that



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              is 8% of the aggregate amount of gross proceeds raised in such
              Short Term Transaction.

      Paragraphs (i) and (ii) notwithstanding, you agree, in the case of a Shoreline Transaction, upon each closing:
      (1) to pay Advice! an aggregate commission in an amount equal to 4% of the aggregate amount of the gross proceeds raised in such Shoreline Transaction;
      (2) to issue for the benefit of Advice!, or its nominee, 83,000 warrants per each million of aggregate amount of gross proceeds raised with a strike price of the closing price of Pathways common stock as quoted on NASDAQ on the date prior to the closing date of a Shoreline Transaction, substantially in the form of the Warrant Certificate attached as Annex A hereto; and

  b. You agree upon each closing of an Offering, where Advice! has introduced you, directly or indirectly, to the bank, syndicate or underwriter, out of the proceeds thereof:
      (i) to pay Advice! an aggregate commission in an amount equal to 10 % of the aggregate amount of gross proceeds raised in such Offering. This amount shall include up to an amount that is 9% of the aggregate amount of gross proceeds raised for the fees paid in cash (i.e. not paid in warrants or other securities) due to the investor, bank, syndicate or underwriter upon each closing of an Offering for the tasks performed by them, such tasks being defined in the engagement letter to be entered into between Pathways and such bank, syndicate or underwriter; and
      (ii) to issue to Advice! or its nominee, the number of warrants, substantially in the form of the Warrant Certificate attached as Annex A hereto, equal to 4% of the aggregate amount of gross proceeds raised in such Offering. Half of this amount shall be issued upon signing of an engagement letter with an investor, bank, syndicate or underwriter, based on estimated gross proceeds of such Offering of USD 100 million, with a strike price of the closing price of Pathways common stock as quoted on NASDAQ on the date prior to the respective signing date. The remainder shall be issued on each closing date of such Offering, based upon the actual gross proceeds, with a strike price of the closing price of Pathways common stock as quoted on NASDAQ on the date prior to the respective closing date.

  c. You shall be responsible for all printing costs for the prospectus and research reports, filing fees, rating agency expenses, if any, and other expenses customarily borne by issuers, including all roadshow expenses, reasonable travel and out-of-pocket expenses of the bank and Advice!, costs associated



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      with PR activities, lawyers' (including the transaction counsel), accountants' and other professionals' fees, but excluding all of Advice!'s legal expenses subject to the provisions of paragraph d of this section.

  d. If the Transactions are not completed because of either (i) termination of this letter agreement by you or (ii) any other determination by you not to proceed with the Transactions, you will reimburse Advice! for all expenses reasonably incurred by it in connection with the proposed Transactions, including Advice!'s legal expenses. The previous sentence not withstanding, if Pathways should decide not to accept or to terminate a Shoreline Transaction, then Pathways will pay to Advice 50% of the commission agreed in paragraph a above based upon a USD 5 million commitment from Shoreline. If a closing on a Transaction occurs where Advice! has introduced you, directly or indirectly, to the bank, syndicate or underwriter, then the commissions in paragraphs a and b above shall still be due and payable despite the termination of this agreement.

  e. You agree that all amounts payable hereby shall be paid in US dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes (excluding current and future income taxes provided that this exclusion shall not apply to any value-added tax), levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event you will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding. You agree to pay all fees and expenses payable to Advice! within 14 days after Advice! issues its invoice.


  III. INDEMNITY

  It is possible that, during the course of the Engagement or afterward, a third party may bring a claim against any Indemnified Person mentioned below, or that such Indemnified Person may incur a loss or liability, directly or indirectly, arising out of or in connection with the Engagement or a transaction to which the Engagement relates.

  Accordingly, you agree to the provisions of this Section III for the benefit of Advice! and in trust and as agent for the other Indemnified Persons mentioned below:

  a. You will indemnify and hold harmless any Indemnified Person from and against any and all actions, claims, demands, proceedings or judgments (collectively



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      "Claims") and any and all losses, liabilities, damages, costs, charges and expenses, joint or several (collectively "Losses"), of whatever nature and in whichever jurisdiction, which may be instituted, made or alleged against, or which is suffered or incurred by, any Indemnified Person and which relate to or arise from, directly or indirectly, the Engagement including any costs, charges and expenses (including legals fees) involved in investigating, preparing for or defending the relevant Claim ("Proceedings") whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party and which are not fully judicially determined to have arisen out of the gross negligence or willful misconduct of any Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then you shall contribute to the amount paid or payable by any Indemnified Person as a result of such Losses, Claims or in such proportion as is appropriate to reflect not only the relative benefits received by you on the one hand, and such Indemnified Person, on the other hand, but also your relative fault, on the one hand, and the relative fault of any Indemnified Person on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to you, on the one hand, and all Indemnified
      Persons, on the other hand, shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by you pursuant to any transaction (whether or not consummated) bears to (ii) the fee paid or proposed to be paid to Advice! in connection which such sale. The indemnity, reimbursement and any contribution obligations to the Indemnifying Person under this Section III shall be in addition to any liability which you may otherwise have to an Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of you and any Indemnified Person.

  b. It follows that no such claim will be made by you or any company within your Group or any of its or their respective directors, officers, employees or agents and that no Indemnified Person shall be liable (whether directly or indirectly in contract, tort or otherwise) to you or any company within the Group or any of its or their respective directors, officers, employees or agents, for or in connection with the Engagement except as a result of the willful misconduct or gross negligence of any Indemnified Person or as a result of any breach by Advice! of its obligations to Pathways in connection with the Engagement.

  c. Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against you, notify you in writing of the commencement thereof, PROVIDED that (i) the omission so to notify you will not relieve you from any liability which you may have hereunder except to the extent you have been materially prejudiced by such failure and (ii) the omission so to notify you will


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      not relieve you from any liability which you may have to an Indemnified
      Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies you of the commencement thereof, you will be entitled to participate therein, and, to the extent that you may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, PROVIDED that if the defendants in any such Proceedings include both such Indemnified Person and you, and such Indemnified Person shall have concluded that there may be legal defenses available to it which are different from or additional to those available to you, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from you to such Indemnified Person of your election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless
      (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that you shall not be liable for the expenses of more than one separate counsel, approved by Advice!, representing the Indemnified Persons who are parties to such Proceedings), (ii) you shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) you shall have authorized in writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

  d. References to "Indemnified Persons" are to Advice! and each of its respective partners, directors, officers, employees and agents, controlling persons and any successor of any such persons.

  e. These paragraphs (a) to (e) inclusive shall survive any termination of the arrangement contained in this letter and are in addition to any rights which any Indemnified Person may have at common law or otherwise including, but not limited to, any right of contribution.


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  IV. CONFIDENTIALITY

      All confidential information which Advice! receives from Pathways will be held in strict confidence unless and until such time as (i) the Company specially consents to the disclosure of that confidential information or
      (ii) such information becomes publicly available other than by reason of disclosure by Advice! or any connected person. In addition to any other right or obligation by virtue of which Advice! or any connected person may be bound by law to disclose information, Advice! will be entitled, upon prior written notice to Pathways, if requested or required to do so, to disclose any information known to Advice! or any connected person, and/or to produce any documents, relating to Pathways's business or affairs to any governmental or regulatory agency or authority.

      Nothing herein will prevent Advice from disclosing such information to banks who may act as underwriter of the Transactions or to purchasers or prospective purchasers in connection with the Transactions.

      You agree that after completion of the Transactions, Advice! may, at its option and expense, publish an announcement in such periodicals, newspapers and other publications as it may elect describing the terms of the Transactions and the participation of Advice! therein.

      You agree not to disclose this letter agreement or its contents or the other activities of Advice! as contemplated herein to any person without the specific consent of Advice except to your officers, employees, attorneys, affiliates and advisors on a confidential, need-to-know basis and as required by applicable law or compulsory legal process.

  V. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF PATHWAYS

  Pathways hereby represents and warrants to Advice! that:

      a. No person other than Advice! has been appointed, maintained or mandated as finder in connection with the Transactions contemplated in this letter agreement;

      b. It and each of its subsidiaries has been duly organized and is validly existing as corporations in good standing under the laws of the state of its respective organization and is duly qualified to transact business and in good standing in all other jurisdictions where so required by the laws



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              thereof, except where the failure to be so qualified does not amount to a material liability or disability to Pathways or its subsidiaries taken as a whole;

      c. It is able to validly issue, sell and have registered the securities in the Transactions and Warrants and Warrant Shares (as defined in Annex A hereto) as contemplated by this letter agreement;

      d. All corporate action necessary to validly issue, sell and have registered the securities in the Transactions, including any over-allotment option, as well as the Warrants and Warrant Shares, as contemplated by this letter agreement, has or will have taken place;

      e.      Its common stock is quoted on NASDAQ; and

      f. It has duly authorized the execution and delivery of this letter agreement and this letter agreement has been duly executed and delivered and is enforceable against Pathways in accordance with the terms hereof.

      Pathways also undertakes to provide Advice! full access to the officers and staff of Pathways and any of its subsidiaries and to any other advisors, information and data necessary to consummate the Transactions contemplated by this letter agreement.

      Additionally, Pathways undertakes to keep Advice! informed of any material developments or proposal in relation to the business operations of Pathways and its subsidiaries, in particular where these may have an effect on the Transactions and the related documentation.

      Pathways undertakes to issue the number of shares of its common stock or other securities required for the Transactions, including any shares or other securities for the exercise of an over-allotment option of up to 15% of any offering.

      Pathways undertakes, if so requested by Advice or the bank or so required by applicable law, to simultaneously file the appropriate Registration Statement under the Securities Act of 1933, as amended with respect to the securities being placed in the Transactions contemplated herein.

      During the period from the date hereof through the December 31, 1999, Pathways will not, and will not cause its affiliates to initiate, solicit or enter into any discussions or negotiations looking towards the issuance, offering or sale of securities to any third parties in Europe except through Advice!.



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      Pathways agrees to provide Advice! with a power of attorney in order for
      Advice! to negotiate with banks, potential underwriters and potential investors.

  VI. GOVERNING LAW AND SUBMISSION TO JURISDICTION

      This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to any applicable principles of conflicts of law. YOU AND ADVICE! IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

      You irrevocably agree that any state or federal court sitting in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or relating to this letter agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts. You hereby appoint The CT Corporation System at 1633 Broadway, New York, NY 10019, as your agent for service of process, and agree that service of any process, summons, notice or document upon such agent, by hand delivery or registered mail, shall be effective service of process for any suit action or proceeding brought in any court.

      You irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding has been brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment. Nothing herein shall affect Advice!'s right to effect service of process in any other manner permitted by law or the right to bring action, suit or proceeding (including a proceeding for enforcement of a judgement) in any other court or jurisdiction in accordance with applicable law.

  VII. TERMINATION

      Advice!'s services in relation to this letter agreement may be terminated by Advice! or by Pathways upon 15 days notice.


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  VIII. MISCELLANEOUS

      This letter agreement contains the entire agreement between the parties relating to the Transactions and supersedes all oral statements and prior writings with respect to the transaction contemplated herein. This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto. Paragraph headings herein are for convenience only and are not a part of this letter agreement. This letter agreement is solely for the benefit of you and Advice!, and no other person (except Indemnified Persons, to the extent set forth in Section III above, and the nominee with respect to the Warrants) shall acquire or have any rights under or by virtue of this letter agreement. This letter agreement may not be assigned by you or Advice! without the written consent of the other party hereto.

      If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. You and Advice! shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

      This letter agreement may be executed in counterparts, each of which will be deemed as original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be as effective as delivery of manually executed counterpart hereof.

      For avoidance of doubt, this letter agreement, dated August 24, 1999, is restated and supercedes any previous engagement agreements, commitment agreements and other understandings between Advice! and Pathways, including but not limited to the Engagement Letter dated April 15, 1999, as amended.


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  Please indicate your agreement to the foregoing by signing and returning the enclosed duplicate of this letter.



                               We are, dear Sirs,
                                Yours faithfully,
                              For and on behalf of



  Advice! Investment Services GmbH



  By:    /s/ RAINER GOERITZ
      ----------------------------
      Rainer Goeritz
      Managing Director


  We agree to the foregoing.
  The Pathways Group, Inc.


  By:    /s/ CAREY F. DALY, II
      ----------------------------
      Carey F. Daly
      President and CEO



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  ANNEX A


                             THE PATHWAYS GROUP INC.
                                (NAME OF COMPANY)

                    FORM OF WARRANT CERTIFICATE FOR PURCHASE
                            OF SHARES OF COMMON STOCK

                     THIS WARRANT CERTIFICATE IS VOID AFTER
                _____ __.M., ________ TIME, ON ___________, ____

  Number of Warrants:                                      Warrant No._________
                                                           CUSIP No.


         This Warrant Certificate certifies that, for value received,

                 -----------------------------------------------

is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from The Pathways Group Inc., a Delaware corporation ("Company"), at any time or from time to time after a date three months after the closing date, and on or before __.m., ________ Time on a date five years after the closing date ("Expiration Date"), one (1) share of fully paid and nonassessable ____________ Stock ("Common Stock"), of the Company at an exercise price of $____ per share, subject to adjustment as provided herein ("Exercise Price"), on the terms set forth herein. As used herein, the term "Warrant Issuance Date" shall mean the closing date.

         1. EXERCISE OF WARRANTS. (a) At any time after the Warrant Issuance Date and prior to the Expiration Date, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part by presentation and surrender of this Warrant Certificate at the office of the Company with the within contained Subscription Form duly completed and executed and accompanied by payment of the Exercise Price as then in effect by bank draft or cashier's check payable in lawful money of the United States of America for the number of Warrants being exercised. [No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon the exercise of a Warrant.]

                  (b) Upon receipt of this Warrant Certificate, with the within contained Subscription Form duly completed and executed, accompanied by payment of the Exercise Price of the Warrants being exercised, the Company shall deliver to or upon the order of the registered holder of this Warrant Certificate, in


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such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with any cash due in respect of any fraction of a share of such securities otherwise issuable upon such exercise in accordance with Section 2 hereof. If the Warrant is exercisable to purchase property other than securities, the Company shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of this Warrant Certificate.

                  (c) Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price was made whether or not the stock transfer books shall be closed on such date.

                  (d) If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate at the office of the Company and at the request of the holder, the Company will, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  (e) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised on or before ______ __.m., _________ Time, on ___________, ____, such Warrants shall expire and the rights of the holder shall become void and of no effect.

         2. FRACTIONAL INTERESTS. The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the greater of (i) the closing market price, if any (as quoted on National Association of Securities Dealers' Inc. National Market System or similar system), on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with
Section 1 hereof, or (ii) the Exercise Price. By accepting a Warrant Certificate, the holder thereof expressly waives any




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right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant.

         3. ANTIDILUTIVE ADJUSTMENT. The shares of __________ Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of ___________ Stock of the Company as constituted as of the Warrant Issuance Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) MERGERS, CONSOLIDATIONS AND RECLASSIFICATIONS. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Warrant Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 3(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 3(b) applies) of outstanding securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall be deemed to have exercised the Warrants evidenced by this Warrant Certificate immediately prior to such reclassification, change, consolidation or merger if no notice of exercise of the Warrants is received from the Warrant holder.

                  (b) SUBDIVISIONS AND COMBINATIONS. If the Company, at any time after the Warrant Issuance Date, shall subdivide its shares of _________ Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of __________ Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its _________ Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time after the Warrant Issuance Date, shall combine its shares of __________ Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of ________ Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its ________ Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) DIVIDENDS AND DISTRIBUTIONS. If the Company at any time after the Warrant Issuance Date shall declare a dividend on its _________ Stock payable in stock or other securities of the Company to the holders of its _________ Stock, the holder of a Warrant evidenced by this Warrant Certificate shall exercise such Warrants prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) in order to be eligible to receive such dividend.

                  (d) CALCULATION OF WARRANT EXERCISE PRICE. The Warrant Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         4. NOTICE OF ADJUSTMENT TO EXERCISE PRICE. Whenever the Warrant Exercise Price is required to be adjusted as provided in Section 3, the Company shall forthwith compute the adjusted Warrant Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Warrant Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

         5. NOTICES TO WARRANT HOLDER. In the event:

                  (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the __________ Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of ________ Stock (or other securities issuable upon the exercise of the Warrants); or

                  (b) the Company shall declare any dividend (or any other distribution) on the __________ Stock, other than regular cash dividends; or

                  (c) the Company shall authorize the granting to the holders of ________ Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder of this Warrant Certificate, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of ____________ Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of _________ Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of ____________ Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

         6. REPORTS TO HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of __________ Stock.

         7. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) During the period within which the Warrants evidenced by this Warrant Certificate may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued _________ Stock, for the purpose of enabling it to satisfy any obligation to issue shares of _________ Stock upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of _________ Stock issuable upon the exercise of such Warrants.

                  (b) The Company shall pay all expenses, taxes (other than stock transfer taxes or charges) and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants evidenced by this Warrant Certificate.

                  (c) All __________ Stock which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                  (d) All original issue taxes payable in respect of the issuance of shares of __________ Stock to the registered holder hereof upon the exercise of the

Warrants evidenced by this Warrant Certificate shall be borne by the Company; PROVIDED, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificate representing shares of _________ Stock in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of _________ Stock until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

         8. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certificate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

         9. TRANSFER RESTRICTIONS. This Warrant Certificate will be transferrable in accordance with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), any other binding laws or regulations, and the requirements of any stock exchanges on which the Company's Common Stock is then listed.

         10. REGISTRATION RIGHTS. (a) In the event the Company files a Registration Statement pursuant to the 1933 Act (other than a Registration on Form S-4 or Form S-8) at any time before the Expiration Date, the Company shall, at its sole expense, offer to the holder of the Warrants, the opportunity to register their respective unregistered ______ Stock, if any. In the event the Company's underwriter(s) in connection with such future offerings object to the inclusion of the _____ Stock sought to be included, the Company will undertake to file at its sole expense a Registration Statement relating to the stock with respect to which such "piggyback" registration rights are sought to be exercised within 6 months of the conclusion of such future Offerings.

         (b) The Company hereby agrees to indemnify and hold harmless each holder of any Warrants and each person, if any, who controls such holder within the meaning of Section 15 of the 1933 Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus furnished under the 1933 Act with respect to such stock or by any omission to make a statement necessary to make the statements contained therein not misleading.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this _____ day of ___________________, _____ by its President and Secretary, thereunto duly authorized.

                                                     ________________________



                                                     By:_____________________
                                                            President



                                                     By:_____________________
                                                            Secretary

                                SUBSCRIPTION FORM
         [To be executed on exercise of the Warrants evidenced by this Warrant
          Certificate]


TO:      ______________________
         (NAME OF COMPANY)

         The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise the purchase right evidenced by such Warrant Certificate for, and to purchase thereunder,________ shares of __________ Stock of ______________________ and herewith makes payment
of____________________________($               ) for those shares, and requests
that the certificate representing those shares be issued in the name of_________ and delivered to ________________, whose address is_____________________________


Dated:_________________                     ____________________________________

                                            ____________________________________
                                            Signature(s) of Registered Holder(s)
                                            NOTE:  THE ABOVE SIGNATURE(S) MUST
                                                   CORRESPOND WITH THE NAME AS
                                                   WRITTEN ON THE FACE OF THIS
                                                   WARRANT CERTIFICATE IN EVERY
                                                   PARTICULAR, WITHOUT
                                                   ALTERATION OR ENLARGEMENT OR
                                                   ANY CHANGE WHATSOEVER.


--------------------------------------------------------------------------------
                                  TRANSFER FORM

         [To be executed only upon transfer of the Warrants evidenced by this Warrant Certificate]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ the Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney-in-Fact, to transfer same on the books of the Company with full power of substitution in the premises.


Dated:_________________                     ____________________________________

                                            ____________________________________
                                            Signature(s) of Registered Holder(s)
                                            NOTE:  THE ABOVE SIGNATURE(S) MUST
                                                   CORRESPOND WITH THE NAME AS
                                                   WRITTEN ON THE FACE OF THIS
                                                   WARRANT CERTIFICATE IN EVERY
                                                   PARTICULAR, WITHOUT
                                                   ALTERATION OR ENLARGEMENT OR
                                                   ANY CHANGE WHATSOEVER.



WITNESS: